UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

THE BRINK’S COMPANY

(Name of Registrant as Specified In Its Charter)

PIRATE CAPITAL LLC
JOLLY ROGER FUND LP
JOLLY ROGER OFFSHORE FUND LTD
JOLLY ROGER ACTIVIST PORTFOLIO COMPANY LTD
THOMAS R. HUDSON JR.
CHRISTOPHER KELLY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 4, 2007, Jolly Roger Fund LP, a Delaware limited partnership (the “Fund”), sent a letter to The Brink’s Company (the “Company”), nominating two candidates for election to the Company’s Board of Directors at the 2007 annual meeting. A copy of the letter is attached hereto as Exhibit A. Also on January 4, 2007, the Fund’s affiliate, Pirate Capital LLC, sent a letter to the Board of Directors of the Company requesting that the Company add shareholder representatives to its Board of Directors and urging the Company to hire an investment bank to examine strategic alternatives. A copy of that letter is attached hereto as Exhibit B.

The Fund and certain of its affiliates (the “Participants”) intend to solicit proxies in support of its shareholder proposal recommending that the Company hire an investment bank to consider strategic alternatives to increase shareholder value and in support of its nominees for election at the Company’s 2007 annual meeting.

SECURITY HOLDERS SHOULD READ THE PROXY STATEMENT TO BE FILED BY THE PARTICIPANTS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION RELATED TO THE SOLICITATION OF THE PARTICIPANTS. SECURITY HOLDERS WILL ALSO BE ABLE TO GET THE PROXY STATEMENT, ONCE IT IS FILED, AND ANY OTHER RELEVANT DOCUMENTS, FOR FREE ON THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION (WWW.SEC.GOV). IN ADDITION, ONCE SUCH MATERIALS BECOME AVAILABLE, THE PARTICIPANTS WILL MAKE THE PROXY STATEMENT AND SUCH OTHER PROXY MATERIAL PUBLISHED, SENT OR GIVEN TO SECURITY HOLDERS BY THE PARTICIPANTS IN CONNECTION WITH THE COMPANY’S 2007 ANNUAL MEETING AVAILABLE TO ANY SECURITY HOLDER WHO REQUESTS SUCH INFORMATION BY CONTACTING US AT PIRATE CAPITAL LLC, 200 CONNECTICUT AVENUE, NORWALK, CT 06854, PHONE NO. (203) 854-1100.

The following persons are participants in this solicitation. Jolly Roger Fund LP, 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854 (the “Fund”). The Fund is the record and beneficial owner of 100 shares of common stock, $1 par value per share (“Common Stock”), of the Company and the beneficial owner of an additional 412,282 shares of Common Stock (such 412,382 shares representing approximately .85% of the outstanding shares of Common Stock). Pirate Capital LLC (“Pirate Capital”) is the general partner of the Fund. Pirate Capital is also the investment adviser to Jolly Roger Offshore Fund LTD and Jolly Roger Activist Portfolio Company LTD, each an investment fund (collectively with the Fund, the “Funds”), which are the beneficial owners, respectively, of 3,542,112 shares of Common Stock (approximately 7.30% of the outstanding shares), and 163,836 shares of Common Stock (approximately .34% of the outstanding shares). Thomas R. Hudson Jr., is the Manager of Pirate Capital. Mr. Hudson is

also a director of Jolly Roger Offshore Fund LTD and Jolly Roger Activist Portfolio Company LTD. Pirate Capital and Mr. Hudson, as the Manager of Pirate Capital, may be deemed to be the beneficial owners of the 4,118,330 shares of Common Stock (approximately 8.49% of the outstanding shares) that are collectively owned by the Funds. Christopher Kelly is General Counsel and Chief Compliance Officer of Pirate Capital. Mr. Kelly beneficially owns 650 shares of Common Stock.

Exhibit A - Nomination Letter

Exhibit B - Letter to Board

EXHIBIT A

JOLLY ROGER FUND LP
200 Connecticut Avenue
4th Floor
Norwalk, CT 06854

January 4, 2007

VIA FACSIMILE (804.289.5760), OVERNIGHT COURIER & U.S. MAIL

The Brink’s Company
1801 Bayberry Court
Richmond, Virginia 23226-8100
Attn:	Corporate Governance and Nominating Committee, Executive Session Chairman
and Corporate Secretary

RE:	Shareholder Notice of Intent to Nominate Thomas R. Hudson Jr. and Christopher Kelly for Election as Directors

Ladies and Gentlemen:

In accordance with Article IV, Section 12 of the Bylaws (the “Bylaws”) of The Brink’s Company (the “Company”) and the proxy statement of the Company released to shareholders on or about March 24, 2006, Jolly Roger Fund LP, a Delaware limited partnership (the “Fund”), hereby submits this written notice (this “Notice”) to the Company c/o the Corporate Governance and Nominating Committee, the Executive Session Chairman and the Corporate Secretary of its intent to nominate Thomas R. Hudson Jr. and Christopher Kelly to the Board of Directors of the Company at the Company’s 2007 annual meeting of shareholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “Annual Meeting”). Enclosed with this letter are the following exhibits: Exhibit A, Consents of the Nominees, Exhibit B, biographies of Mr. Hudson and Mr. Kelly, and Exhibit C, a list of the securities transactions of the members of the Pirate Capital Group (as defined below) for the last two years.

1.    Name and Address; Class and Number of Shares of Stock Owned

The name and address of the Fund as it appears in the Company’s stock transfer books is Jolly Roger Fund LP, 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854. The Fund is the record and beneficial owner of 100 shares of common stock, $1 par value per share (“Common Stock”), of the Company and the beneficial owner of an additional 412,282 shares of

Common Stock (such 412,382 shares representing approximately .85% of the outstanding shares of Common Stock). Pirate Capital LLC (“Pirate Capital”), whose principal business is providing investment management services, is the general partner of the Fund. Mr. Hudson is the Manager of Pirate Capital. Pirate Capital is also the investment adviser to Jolly Roger Offshore Fund LTD and Jolly Roger Activist Portfolio Company LTD, each an investment fund (collectively, with the Fund, the “Funds”, and together with Pirate Capital and Mr. Hudson, the “Pirate Capital Group”), which are the beneficial owners, respectively, of 3,542,112 shares of Common Stock (approximately 7.30% of the outstanding shares), and 163,836 shares of Common Stock (approximately .34% of the outstanding shares). Mr. Hudson is also a director of Jolly Roger Offshore Fund LTD and Jolly Roger Activist Portfolio Company LTD. Pirate Capital and Mr. Hudson, as the Manager of Pirate Capital, may be deemed to be the beneficial owners of the 4,118,330 shares of Common Stock (approximately 8.49% of the outstanding shares) that are collectively owned by the Funds. Mr. Kelly beneficially owns 650 shares of Common Stock.

2.    Representation

The Fund is a holder of record of capital stock of the Company entitled to vote at the Annual Meeting and a representative of the Fund intends to appear in person or by proxy at the Annual Meeting to nominate Mr. Hudson and Mr. Kelly. The undersigned represents that the Fund intends to deliver a proxy statement or form of proxy to the holders of at least the percentage of the Company’s outstanding capital stock required to elect Mr. Hudson and Mr. Kelly or otherwise to solicit proxies from shareholders in support of the nominations.

3.    Nominations

The Fund hereby gives notice of its intent to nominate Mr. Hudson and Mr. Kelly for election to the Board of Directors at the Annual Meeting.

The Fund reserves the right to nominate additional nominees for any reason, including if the Company, by the appropriate corporate action, has increased or increases the number of directors to be elected at the Annual Meeting or if the composition of the Board of Directors has changed prior to the Annual Meeting. The Company is cautioned not to take any action that would adversely impact the Company’s shareholders’ right to support the Fund’s nominations, including by appointing any new directors.

4.    Interests Which the Fund May Have In Such Business

The Fund has no interest in the nominations to be brought before the Annual Meeting other than the interest which it shares in common with all other owners of Common Stock, namely, an interest in seeing the Company achieve financial prosperity and its participation through its shares of Common Stock in the creation of shareholder value.

5.    Consent of Nominees

Each of Mr. Hudson and Mr. Kelly has executed a consent indicating his agreement to be nominated for election as a director of the Company and to serve as a director of the Company if elected at the Annual Meeting. A copy of each of the consents respectively executed by Mr. Hudson and Mr. Kelly are attached as Exhibit A to this Notice.

6.    Description of Arrangements or Understandings between Shareholders and Nominees

Neither Mr. Hudson nor Mr. Kelly will receive any compensation from Pirate Capital or the Funds for his service as a director of the Company if elected. If elected, Mr. Hudson and Mr. Kelly will each be entitled to such compensation from the Company as is provided to other non-employee directors, which compensation is expected to be described in the Company’s proxy statement furnished to shareholders in connection with the Annual Meeting.

7.    Other Information Regarding Nominees Required by Proxy Rules

Certain additional information regarding Mr. Hudson and Mr. Kelly is set forth in Exhibit B to this Notice.

Exhibit C sets forth for the Funds, Mr. Hudson and Mr. Kelly their purchases and sales of Common Stock (and common stock derivatives) within the previous two years, the dates of the transactions and the amounts purchased or sold.

Except as disclosed herein or in any of the exhibits attached hereto, none of the Funds, Pirate Capital, Mr. Hudson or Mr. Kelly: (i) owns any securities of the Company of record but not beneficially; (ii) owns, nor do any of their associates own, beneficially any securities of the Company; (iii) owns any securities of any parent or subsidiary of the Company; (iv) has, nor do any of their associates have, any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates; (v) has, nor do any of their associates have, any arrangement or understanding with any person with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (vi) had or will have, nor do any of their associates have or will have, a direct or indirect material interest in any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, arrangements or relationships to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 (the representation in this subclause (vi) shall include any “related person” of Mr. Hudson or Mr. Kelly as defined in Instruction 1 to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”)); (vii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting proposed in this Notice aside from their respective interests as shareholders of the Company; (viii) has borrowed any funds for the purpose of acquiring or holding any securities of the Company (except for margin borrowings for that purpose); (ix) is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (x) has, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (xi) has pledged or otherwise deposited as collateral any securities of the Company (except for pledges of securities in connection with margin borrowings) or caused or agreed to permit such securities to be subject to any voting trust or other similar agreement or of any contract providing for the sale or other disposition of such securities; (xii) is aware of any arrangement (including any pledge, voting trust, or contract for sale) which may at a subsequent date result in a change in control of the Company; (xiii) is aware of any arrangement, or has reason to believe that any arrangement exists, under which 5% or more of any class of the Company’s voting securities is held or is to be held subject to any voting agreement, voting trust or other similar agreement; (xiv) is aware of any person or group that holds beneficial ownership of more than 5% of the outstanding shares of the Company or has the right to acquire beneficial ownership of more than 5% of such outstanding voting securities, except for persons or groups who may be identified through a review of publicly available information regarding the beneficial ownership of the Company; (xv) is aware of any circumstance in which Mr. Hudson’s or Mr. Kelly’s election to the Board of Directors of the Company would create a compensation committee interlock or other insider relationship as described in Item 407(e)(4) of Regulation S-K; or (xvi) has, during the past five years, been involved in any of the legal proceedings described in Item 401(f) of Regulation S-K. The term “associates” shall have the meaning as that term is defined in Rule 14a-1 of Regulation 14A under the Securities Exchange Act of 1934, as amended.

Except as otherwise set forth in this Notice, there are no material proceedings (as described in Instruction 5 to Item 103 of Regulation S-K) in which Mr. Hudson or Mr. Kelly or any of their associates is a party adverse to the Company or any of its subsidiaries, or in which Mr. Hudson or Mr. Kelly or their associates have a material interest adverse to the Company or any of its subsidiaries.

Neither Mr. Hudson nor Mr. Kelly has ever served on the Board of Directors or otherwise been employed by the Company. Except as otherwise set forth in this Notice, neither Mr. Hudson, Mr. Kelly nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to other plans or other compensation from, or related to, services rendered on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K. There are no family relationships (as defined in Section 401(d) of Regulation S-K) between Mr. Hudson, Mr. Kelly and any director or officer of the Company or, to Mr. Hudson’s or Mr. Kelly’s knowledge, any other person nominated by the Company to become a director or executive officer. Neither Mr. Hudson nor Mr. Kelly is aware of any facts or circumstances that would prevent him from being deemed an “independent” director as defined in Attachment A to the Corporate Governance Policies of the Company (as in effect on the date hereof).

It is anticipated that the Funds and Pirate Capital, as well as certain employees of Pirate Capital, will solicit proxies in connection with the matters to be brought before the Annual Meeting and that Pirate Capital Group will engage a proxy solicitation agent whose fees and number of employees to be employed for such solicitation would be agreed upon at the time of such engagement. To the extent that any employee of Pirate Capital or the Funds engages in solicitation activities, no such employee will receive any additional compensation for its efforts. The business address of each employee of Pirate Capital or the Funds would be the same as that of its employer.

Pirate Capital, on behalf of the Funds, would bear the cost of such proxy solicitation, but would intend to seek reimbursement for the cost of such solicitation from the Company if Mr. Hudson and/or Mr. Kelly are elected as a director. Pirate Capital does not intend to seek shareholder approval for such reimbursement. While no precise estimate of this cost can be made at the present time, Pirate Capital currently estimates that it would spend a total of approximately $750,000 for such solicitation of proxies, including expenditures for attorneys, proxy solicitation agents, and advertising, public relations, printing, transportation and related expenses. As of the date hereof, Pirate Capital has not incurred any solicitation expenses. In addition to soliciting proxies by mail, proxies may be solicited in person, by telephone, facsimile or other electronic means, through advertisements or otherwise.

8.    Other Matters

Pursuant to Section 12(b)(B) of the Bylaws, please be advised that, by a letter addressed to the Company’s Corporate Secretary, dated November 21, 2006, the Fund has requested that its shareholder proposal be included in the Company’s proxy materials for the Annual Meeting. The proposal recommends that the Board of Directors of the Company hire an investment bank to consider strategic alternatives aimed at maximizing shareholder value. A copy of that letter, which was filed with the Securities and Exchange Commission (the “Commission”) as an attachment to Form 13D (filed on November 21, 2006), is hereby incorporated by reference and is available at the Commission’s website at www.sec.gov.

The information included in this Notice and in the exhibits attached hereto represents the Fund’s best knowledge as of the date hereof. The Fund reserves the right, in the event such information shall be or become inaccurate, to provide corrective information to the Company as soon as reasonably practicable, although the Fund does not commit to update any information which may change from and after the date hereof. If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of Mr. Hudson and/or Mr. Kelly at the Annual Meeting, or if either or both of them shall be unable to serve for any reason, this Notice shall continue to be effective with respect to any replacement nominee or nominees selected by the Fund.

Please be advised that neither the delivery of this Notice nor the delivery of additional information, if any, provided by or on behalf of the Fund or any of its affiliates to the Company from and after the date hereof shall be deemed to constitute an admission by the Fund or any of its affiliates that this Notice or any such information is required or is in any way defective or as to the legality or enforceability of any matter or a waiver by the Fund or any of its affiliates of its right to, in any way, contest or challenge any such matter.

Please direct any questions regarding the information contained in this Notice to Theodore Altman, Esq., DLA Piper US LLP, 1251 Avenue of the Americas, New York, New York 10020-1104, (212) 335-4560, and Robert G. Marks, Esq., McGuireWoods LLP, 1750 Tysons Boulevard, Suite 1800, McLean, Virginia 22102-4215, (703) 712-5061. In the event that the Company requires any additional information to determine the eligibility of Mr. Hudson and/or Mr. Kelly (or the eligibility of any additional or substitute nominee of the Pirate Capital

Group) to serve as a member of the Board of Directors of the Company, please advise Mr. Altman and Mr. Marks immediately.

Very truly yours,

JOLLY ROGER FUND LP
By: Pirate Capital LLC, its General Partner

By: /s/ Thomas R. Hudson Jr.
Name: Thomas R. Hudson Jr.
Title: Manager

cc:	Theodore Altman, Esq.
Robert G. Marks, Esq.
B. Seth Bryant, Esq.

Exhibit A

CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of The Brink’s Company (the “Company”), in the proxy statement and other materials concerning the undersigned’s nomination in connection with the solicitation of proxies from shareholders of the Company to be voted at the 2007 annual meeting of shareholders of the Company or special meeting of shareholders regarding the election of directors, including any adjournments or postponements thereof, and further consents to serve as a director of the Company, if elected.

/s/ Thomas R. Hudson Jr.
Name: Thomas R. Hudson Jr.

Exhibit A

CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of The Brink’s Company (the “Company”), in the proxy statement and other materials concerning the undersigned’s nomination in connection with the solicitation of proxies from shareholders of the Company to be voted at the 2007 annual meeting of shareholders of the Company or special meeting of shareholders regarding the election of directors, including any adjournments or postponements thereof, and further consents to serve as a director of the Company, if elected.

/s/ Christopher Kelly
Name: Christopher Kelly

Exhibit B

Thomas R. Hudson Jr.

Thomas R. Hudson Jr., 40, is and has been since 2002 the Manager of Pirate Capital LLC, an investment manager, which he founded. Immediately prior to organizing Pirate Capital LLC, Mr. Hudson was a private investor. From 1999 to 2001, Mr. Hudson served as a Managing Director at Amroc Investments, LLC, an investment management firm, where he directed all distressed research and managed the bank loan trading desk. From 1997 to 1999, he served as a Vice President and Portfolio Manager at Goldman, Sachs & Co., responsible for investing and trading a $500 million portfolio of distressed domestic and international private assets. No company at which Mr. Hudson has been employed was a parent, subsidiary or affiliate of the Company at the time of his employment. Mr. Hudson earned a B.S. in 1988 from Babson College, majoring in Entrepreneurial Studies. He earned an M.B.A. in 1993 from the Tuck School at Dartmouth College. Mr. Hudson’s principal business address is 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854. Mr. Hudson currently serves as a director of Cornell Companies, Inc., a provider of private corrections services, PW Eagle, Inc., a PVC manufacturer, The Allied Defense Group, Inc., a defense contractor, and The PEP Boys - Manny, Moe & Jack, an automobile parts retailer.

Christopher Kelly

Christopher Kelly, 49, is the General Counsel and Chief Compliance Officer of Pirate Capital LLC. He joined Pirate Capital LLC in February 2006. From October 2004 to January 2006, Mr. Kelly was General Counsel of Gilman & Ciocia, Inc., a broker dealer holding company. From April 2003 to October 2004, Mr. Kelly served as Managing Director, General Counsel and Chief Compliance Officer of Cypress Associates LLC, a New York based investment bank focused on mergers & acquisitions, restructurings and corporate finance. From May 2000 to March 2003, Mr. Kelly was engaged in the practice of law with Proskauer Rose LLP, and prior thereto with Silver, Freedman & Taff, LLP and Skadden, Arps, Slate, Meagher & Flom. At each of these law firms, Mr. Kelly handled a variety of corporate and securities matters, including mergers & acquisitions and restructurings. No company at which Mr. Kelly has been employed was a parent, subsidiary or affiliate of the Company at the time of his employment. Mr. Kelly earned a B.A. in 1979 with High Honors from the University of Virginia and a J.D. in 1983 from the University of Virginia School of Law. Mr. Kelly’s principal business address is 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854.

Exhibit C

PURCHASES AND SALES OVER PAST TWO YEARS BY FUNDS AND NOMINEE

The following table sets forth for each of the Funds, Mr. Hudson and Mr. Kelly their purchases and sales (indicated in parenthesis) of Common Stock (including put options and call options*) within the previous two years, the dates of the transactions and the amounts purchased or sold:

ACCOUNT NAME	TRADE DATE	QUANTITY
JOLLY ROGER FUND LP	06-21-2005	50,000.00
JOLLY ROGER FUND LP	07-18-2005	35,000.00
JOLLY ROGER FUND LP	07-19-2005	50,000.00
JOLLY ROGER FUND LP	09-15-2005	3,000.00
JOLLY ROGER FUND LP	09-16-2005	500.00
JOLLY ROGER FUND LP	09-19-2005	25,000.00
JOLLY ROGER FUND LP	09-20-2005	35,000.00
JOLLY ROGER FUND LP	10-04-2005	8,800.00
JOLLY ROGER FUND LP	10-05-2005	10,000.00
JOLLY ROGER FUND LP	10-06-2005	5,000.00
JOLLY ROGER FUND LP	10-10-2005	3,800.00
JOLLY ROGER FUND LP	10-13-2005	4,000.00
JOLLY ROGER FUND LP	10-17-2005	5,000.00
JOLLY ROGER FUND LP	10-19-2005	5,900.00
JOLLY ROGER FUND LP	10-20-2005	1,000.00
JOLLY ROGER FUND LP	10-31-2005	Call option 13
JOLLY ROGER FUND LP	11-10-2005	Call option 180
JOLLY ROGER FUND LP	11-14-2005	Call option (13)
JOLLY ROGER FUND LP	11-14-2005	Call option (60)
JOLLY ROGER FUND LP	11-16-2005	Call option (120)
JOLLY ROGER FUND LP	11-18-2005	7,500.00
JOLLY ROGER FUND LP	01-04-2006	(25,000.00)
JOLLY ROGER FUND LP	02-09-2006	37,631.00
JOLLY ROGER FUND LP	02-09-2006	60,557.00
JOLLY ROGER FUND LP	02-17-2006	50,000.00
JOLLY ROGER FUND LP	07-24-2006	Call option (700)
JOLLY ROGER FUND LP	08-03-2006	(40,206.00)
JOLLY ROGER FUND LP	08-09-2006	(25,000.00)
JOLLY ROGER FUND LP	08-10-2006	(17,000.00)
JOLLY ROGER FUND LP	08-14-2006	(5,000.00)
JOLLY ROGER FUND LP	08-15-2006	(70,000.00)
JOLLY ROGER FUND LP	09-27-2006	(7,300.00)

ACCOUNT NAME	TRADE DATE	QUANTITY
JOLLY ROGER OFFSHORE FUND LTD	06-21-2005	26,300.00
JOLLY ROGER OFFSHORE FUND LTD	06-22-2005	84,300.00
JOLLY ROGER OFFSHORE FUND LTD	06-23-2005	50,700.00
JOLLY ROGER OFFSHORE FUND LTD	06-24-2005	25,000.00
JOLLY ROGER OFFSHORE FUND LTD	06-30-2005	25,000.00
JOLLY ROGER OFFSHORE FUND LTD	07-05-2005	20,000.00
JOLLY ROGER OFFSHORE FUND LTD	07-06-2005	40,000.00
JOLLY ROGER OFFSHORE FUND LTD	07-07-2005	8,700.00
JOLLY ROGER OFFSHORE FUND LTD	07-08-2005	24,600.00
JOLLY ROGER OFFSHORE FUND LTD	07-13-2005	100,000.00
JOLLY ROGER OFFSHORE FUND LTD	07-13-2005	26,400.00
JOLLY ROGER OFFSHORE FUND LTD	07-14-2005	76,400.00
JOLLY ROGER OFFSHORE FUND LTD	07-14-2005	53,600.00
JOLLY ROGER OFFSHORE FUND LTD	07-15-2005	5,000.00
JOLLY ROGER OFFSHORE FUND LTD	07-25-2005	5,000.00
JOLLY ROGER OFFSHORE FUND LTD	07-29-2005	25,000.00
JOLLY ROGER OFFSHORE FUND LTD	08-26-2005	3,300.00
JOLLY ROGER OFFSHORE FUND LTD	08-29-2005	5,000.00
JOLLY ROGER OFFSHORE FUND LTD	09-15-2005	10,400.00
JOLLY ROGER OFFSHORE FUND LTD	09-19-2005	25,000.00
JOLLY ROGER OFFSHORE FUND LTD	09-26-2005	10,500.00
JOLLY ROGER OFFSHORE FUND LTD	09-27-2005	2,200.00
JOLLY ROGER OFFSHORE FUND LTD	10-04-2005	35,000.00
JOLLY ROGER OFFSHORE FUND LTD	10-06-2005	20,000.00
JOLLY ROGER OFFSHORE FUND LTD	10-12-2005	200.00
JOLLY ROGER OFFSHORE FUND LTD	10-13-2005	16,100.00
JOLLY ROGER OFFSHORE FUND LTD	10-17-2005	20,000.00
JOLLY ROGER OFFSHORE FUND LTD	10-18-2005	25,000.00
JOLLY ROGER OFFSHORE FUND LTD	10-19-2005	22,000.00
JOLLY ROGER OFFSHORE FUND LTD	10-20-2005	4,000.00
JOLLY ROGER OFFSHORE FUND LTD	10-27-2005	2,000.00
JOLLY ROGER OFFSHORE FUND LTD	10-31-2005	32,500.00
JOLLY ROGER OFFSHORE FUND LTD	10-31-2005	Call option 51
JOLLY ROGER OFFSHORE FUND LTD	11-10-2005	Call option 720
JOLLY ROGER OFFSHORE FUND LTD	11-11-2005	Call option 418
JOLLY ROGER OFFSHORE FUND LTD	11-14-2005	Call option (240)
JOLLY ROGER OFFSHORE FUND LTD	11-14-2005	Call option (51)
JOLLY ROGER OFFSHORE FUND LTD	11-14-2005	Call option (250)
JOLLY ROGER OFFSHORE FUND LTD	11-15-2005	Call option (300)
JOLLY ROGER OFFSHORE FUND LTD	11-16-2005	50,000.00

ACCOUNT NAME	TRADE DATE	QUANTITY
JOLLY ROGER OFFSHORE FUND LTD	11-16-2005	Call option (480)
JOLLY ROGER OFFSHORE FUND LTD	11-17-2005	150,000.00
JOLLY ROGER OFFSHORE FUND LTD	11-18-2005	30,000.00
JOLLY ROGER OFFSHORE FUND LTD	11-21-2005	6,400.00
JOLLY ROGER OFFSHORE FUND LTD	11-21-2005	(5,000.00)
JOLLY ROGER OFFSHORE FUND LTD	11-23-2005	3,800.00
JOLLY ROGER OFFSHORE FUND LTD	11-23-2005	Put option (200)
JOLLY ROGER OFFSHORE FUND LTD	11-29-2005	21,600.00
JOLLY ROGER OFFSHORE FUND LTD	11-30-2005	50,000.00
JOLLY ROGER OFFSHORE FUND LTD	12-22-2005	25,700.00
JOLLY ROGER OFFSHORE FUND LTD	12-23-2005	25,000.00
JOLLY ROGER OFFSHORE FUND LTD	12-27-2005	25,000.00
JOLLY ROGER OFFSHORE FUND LTD	12-28-2005	1,200.00
JOLLY ROGER OFFSHORE FUND LTD	12-30-2005	77,000.00
JOLLY ROGER OFFSHORE FUND LTD	01-26-2006	25,000.00
JOLLY ROGER OFFSHORE FUND LTD	02-02-2006	20,400.00
JOLLY ROGER OFFSHORE FUND LTD	02-09-2006	242,228.00
JOLLY ROGER OFFSHORE FUND LTD	02-09-2006	150,521.00
JOLLY ROGER OFFSHORE FUND LTD	02-10-2006	50,000.00
JOLLY ROGER OFFSHORE FUND LTD	02-10-2006	103,500.00
JOLLY ROGER OFFSHORE FUND LTD	02-17-2006	200,000.00
JOLLY ROGER OFFSHORE FUND LTD	02-24-2006	41,500.00
JOLLY ROGER OFFSHORE FUND LTD	02-28-2006	69,600.00
JOLLY ROGER OFFSHORE FUND LTD	03-06-2006	8,000.00
JOLLY ROGER OFFSHORE FUND LTD	03-10-2006	Put option (223)
JOLLY ROGER OFFSHORE FUND LTD	03-17-2006	Put option (157)
JOLLY ROGER OFFSHORE FUND LTD	03-22-2006	Put option (102)
JOLLY ROGER OFFSHORE FUND LTD	03-27-2006	Put option (125)
JOLLY ROGER OFFSHORE FUND LTD	04-21-2006	Put option (150)
JOLLY ROGER OFFSHORE FUND LTD	04-26-2006	Put option (300)
JOLLY ROGER OFFSHORE FUND LTD	04-28-2006	Put option (50)
JOLLY ROGER OFFSHORE FUND LTD	05-01-2006	Put option (250)
JOLLY ROGER OFFSHORE FUND LTD	05-08-2006	348,363.00
JOLLY ROGER OFFSHORE FUND LTD	05-08-2006	Put option (170)
JOLLY ROGER OFFSHORE FUND LTD	05-11-2006	Put option (500)
JOLLY ROGER OFFSHORE FUND LTD	06-19-2006	67,000.00
JOLLY ROGER OFFSHORE FUND LTD	07-24-2006	Call option (700)
JOLLY ROGER OFFSHORE FUND LTD	08-15-2006	(15,000.00)
JOLLY ROGER OFFSHORE FUND LTD	08-22-2006	Call option (600)

ACCOUNT NAME	TRADE DATE	QUANTITY
JOLLY ROGER ACTIVIST PORTFOLIO LTD	01-04-2006	50,000.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	01-05-2006	25,000.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	01-26-2006	Put option (2,000)
JOLLY ROGER ACTIVIST PORTFOLIO LTD	01-27-2006	Put option (700)
JOLLY ROGER ACTIVIST PORTFOLIO LTD	02-01-2006	1,400.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	02-09-2006	309,063.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	02-10-2006	100.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	02-17-2006	(250,000.00)
JOLLY ROGER ACTIVIST PORTFOLIO LTD	02-18-2006	Put option 2,690
JOLLY ROGER ACTIVIST PORTFOLIO LTD	02-18-2006	78,500.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	02-21-2006	31,500.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	02-22-2006	52,800.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	02-23-2006	50,000.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	05-08-2006	(348,363.00)
JOLLY ROGER ACTIVIST PORTFOLIO LTD	07-31-2006	9,794.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	08-03-2006	(9,794.00)
JOLLY ROGER ACTIVIST PORTFOLIO LTD	10-31-2006	7,600.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	11-01-2006	54,300.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	11-02-2006	17,400.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	11-03-2006	700.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	11-06-2006	23,836.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	11-08-2006	50,000.00
JOLLY ROGER ACTIVIST PORTFOLIO LTD	11-09-2006	10,000.00
CHRISTOPHER KELLY	11-01-2006	650

*	All option trades were made through public option exchanges.

EXHIBIT B

PIRATE CAPITAL LLC

Jolly Roger Fund LP
Jolly Roger Offshore Fund LTD
Jolly Roger Activist Fund LP
Jolly Roger Activist Fund LTD

January 4, 2007

VIA FACSIMILE (804.289.5760) & OVERNIGHT COURIER

Board of Directors
C/o Mr. Michael T. Dan
Chairman, President and Chief Executive Officer
The Brink’s Company
1801 Bayberry Court
Richmond, Virginia 23226-8100

Dear Members of the Board:

As you know, we own approximately 8.5% of Brink’s stock and are its largest shareholder. We have repeatedly urged the Company to retain an investment bank to examine strategic alternatives and to endorse a significant shareholder voice on the Board. Unfortunately, our requests appear to be falling on deaf ears and the Board seems more concerned with exercising its prerogatives of office than serving shareholder interests. Unless the Board acts with a renewed sense of duty, we will not be able to avoid an expensive and lengthy proxy contest.

We commend MMI Investments on their detailed report and its examination of many of the different strategic alternatives which an investment bank can explore. We are concerned that despite several initiatives by your largest shareholders urging the Board to retain an investment bank, the Board stubbornly insists upon making an acquisition. Your spokesman Edward Cunningham was recently quoted as saying, “We are in the deal stream,” and “Our strategic direction is to make acquisitions.” Such steadfast determination to make an acquisition is unacceptable and we are particularly discouraged to see the Board continue down the path of entrenchment.

We do not understand how the Board remains so determined to pursue an acquisition when two of Brink’s largest shareholders have independently questioned that course and requested the retention of an investment bank to explore alternatives. The Board’s concern should be the interests of its shareholders. It should welcome initiatives by its large shareholders and fully explore their efficacy. If you took the time to canvass your shareholder base, we believe you would find that our shareholder proposal and our nominations to the Board are strongly supported.

According to public filings, four of Brink’s directors are up for election at the upcoming annual meeting. Two of these directors, Messrs. Barker and Broadhead, are ineligible for re-election for a full three year term based on the Board’s mandatory retirement age. As the largest shareholder we recommend that Messrs. Barker and Broadhead be replaced with two Pirate Capital nominees, Thomas Hudson (Pirate Capital’s founder and Manager) and Christopher Kelly (Pirate Capital’s General Counsel). The Board should welcome our voice and the shareholder perspective it would bring to the Board’s inner deliberations. Our suggestion is in the best interest of all shareholders because it provides significant shareholder representation to the Board, an element which is currently lacking, and because it avoids a costly and time-consuming proxy contest.

We would prefer to work cooperatively and productively with the Board, and believe that calling for two out of a total of eleven Board seats is a reasonable request. This will allow for considerable shareholder representation while not substantially altering the Board’s construction or dynamic. Unfortunately, as the Board continues to defer consideration, we have no choice but to prepare for a proxy contest.

We would welcome an invitation by the Board to meet our two nominees, and we hope that a proxy contest can be avoided so that the Board can remain focused on what is most important; finally putting to rest the enduring undervaluation of BCO shares. We look forward to a response shortly.

Sincerely,

/s/ Thomas R. Hudson Jr.
Thomas R. Hudson Jr.
Manager